UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 12, 2006
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA (Address of Principal Executive Offices)	95014 (Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 4.01
EXHIBIT 4.02
EXHIBIT 4.03
EXHIBIT 10.01

Item 1.01. Entry into a Material Definitive Agreement
On June 12, 2006, Symantec Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which it agreed to sell $1.0 billion aggregate principal amount of its 0.75% Convertible Senior Notes due 2011 (the “2011 Notes”) and $1.0 billion aggregate principal amount of its 1.00% Convertible Senior Notes due 2013 (the “2013 Notes” and, together with the 2011 Notes, the “Notes”) to Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc. (collectively, the “Initial Purchasers”). The Purchase Agreement also granted the Initial Purchasers an over-allotment option to purchase up to an additional $100 million aggregate principal amount of each of the 2011 Notes and 2013 Notes. The description of the Purchase Agreement in this report is a summary only and is qualified in its entirety by the terms of the Purchase Agreement, which is attached hereto as Exhibit 10.01, is incorporated herein by reference.
The closing of the sale of the Notes, including $100 million aggregate principal amount of 2011 Notes pursuant to the Initial Purchasers’ exercise of the over-allotment option with respect to such notes, occurred on June 16, 2006. The Company estimates that the net proceeds from this offering, including from the Initial Purchasers’ exercise of the over-allotment option with respect to the 2011 Notes, will be approximately $2.068 billion after deducting fees and expenses.
The 2011 Notes are governed by an indenture, dated as of June 16, 2006 (the “2011 Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The descriptions of the 2011 Notes and 2011 Indenture in this report are summaries only, and are qualified in their entirety by the terms of the 2011 Notes and 2011 Indenture, which are attached hereto as Exhibit 4.01, and incorporated herein by reference.
The 2013 Notes are governed by an indenture, dated as of June 16, 2006 (the “2013 Indenture” and, together with the 2011 Indenture, the “Indentures”), between the Company and the Trustee. The descriptions of the 2013 Notes and 2013 Indenture in this report are summaries only, and are qualified in their entirety by the terms of the 2013 Notes and 2013 Indenture, which are attached hereto as Exhibit 4.02, and incorporated herein by reference.
Both the 2011 Notes and the 2013 Notes will be convertible into cash and, if applicable, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) based on a conversion rate of 52.2951 shares of Common Stock per $1,000 principal amount of 2011 Notes or 2013 Notes, as the case may be, (which is equal to an initial conversion price of approximately $19.12 per share), in each case subject to adjustment determined in the manner set forth in the Indentures, only under the following circumstances: (1) during any calendar quarter beginning after June 30, 2006 (and only during such calendar quarter), if the closing price of the Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the applicable conversion price per share; (2) during the five business-day period after any five consecutive trading-day period (the “Measurement Period”) in which the trading price per note for each day of such Measurement Period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such day; (3) if specified distributions to holders of the Common Stock are made, or specified corporate transactions occur, as set forth in the Indentures, respectively; and (4) with respect to the 2011 Notes, at any time on or after April 5, 2011, and with respect to the 2013 Notes, at any time on or after April 5, 2013, in each case through the business day preceding the applicable maturity date. Upon conversion, a holder will receive an amount in cash equal to the lesser of (i) the principal amount of the Note or (ii) the conversion value, determined in the manner set forth in the Indentures. If the conversion value exceeds the principal amount of the Note on the conversion date, the Company will also deliver, at its election, cash or Common Stock or a combination of cash and Common Stock for the conversion value in excess of $1,000.
The 2011 Notes will bear interest at a rate of 0.75% per year and the 2013 Notes will bear interest at a rate of 1.00% per year, in each case payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning on December 15, 2006. The 2011 Notes and the 2013 Notes will mature on June 15, 2011 and June 15, 2013, respectively.
The holders of the Notes who convert their Notes in connection with a change in control, as defined in the applicable Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a change in control, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any.
The Notes will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness. The Notes will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness and effectively subordinated in right of payment to all of its subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to its secured obligations to the extent of the assets securing such obligation.
If an event of default, as defined in the Indentures, shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the 2011 Notes or 2013 Notes, as applicable, then outstanding may, subject to certain exceptions provided in the Indentures, declare the principal amount of the 2011 Notes or 2013 Notes, as applicable, and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the Notes and any unpaid interest accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.
In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of June 16, 2006, with the Initial Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company has agreed to use its reasonable efforts to cause to become effective within 180 days after the closing of the offering of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Company will use its reasonable efforts to keep the shelf registration statement effective for a period of two years after the closing of the offering of the Notes or until the earlier of (i) the sale or transfer pursuant to a shelf registration statement of all of the Notes and Common Stock issuable upon conversion of the Notes, and (ii) the date when holders (other than holders that are the Company’s “affiliates”) of the Notes and Common Stock issuable upon conversion of the Notes are able to sell all such securities immediately without restriction. The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligations to register the Notes and the Common Stock issuable upon conversion of the Notes. The description of the Registration Rights Agreement in this report is a summary only, and is qualified in its entirety by the terms of the Registration Rights Agreement, which is attached hereto as Exhibit 4.03, and incorporated herein by reference.
In connection with the sale of the Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock with certain of the Initial Purchasers or their affiliates (the “Hedge Participants”) providing for a call option requiring the Hedge Participants to deliver to the Company cash and/or stock upon conversion of the Notes by holders of the Notes. The Company paid an aggregate amount of approximately $592 million of the net proceeds from the sale of the Notes to enter into the convertible note hedge transactions.
The call option is only exercisable by the Company upon a conversion of one or more Notes, and upon exercise the counterparty will deliver to the Company a combination of cash and Common Stock equal to and in the same proportions as the combination of cash and Common Stock that the Company delivers under the Notes that are converted.
In connection with the convertible note hedge transactions, the Hedge Participants have advised the Company that they will purchase Common Stock in secondary market transactions prior to or following pricing of the Notes (which occurred on June 12, 2006), and may enter into various over-the-counter derivative transactions with respect to the Common Stock concurrently with or following pricing of the Notes.
The Company also entered into warrant transactions with the Hedge Participants. The warrants issued to the Hedge Participants entitle the Hedge Participants to purchase a number of shares of Common Stock equal to the number of such shares initially issuable under the Notes, with a strike price of $27.3175, which represents a 75% premium over the Company’s stock price on June 12, 2006. The Company received aggregate payments of approximately $326 million for the sale of the warrants. The call options and warrants are separate contracts entered into by the Company, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes.

The warrants are exercisable over the period beginning six months after the date of issuance of the warrants and ending on their expiration dates in 2011 and 2013, and will be exercised automatically upon their expiration if on such date the price of the Common Stock exceeds the strike price. The warrant will be settled on a net exercise basis. That is, at the time of exercise of the warrant, the Company will owe the Hedge Participants net shares of Common Stock, not offset by the Company’s exercise of the call option, in an amount based on the excess of the Company’s then current stock price over the strike price of the warrant.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On June 16, 2006, the Company issued $1.1 billion aggregate principal amount of the 2011 Notes and $1.0 billion aggregate principal amount of the 2013 Notes.
The 2011 Notes will bear interest at a rate of 0.75% per year and the 2013 Notes will bear interest at a rate of 1.00% per year, in each case payable semiannually in arrears in cash on June 15 and December 15 of each year, beginning on December 15, 2006. The 2011 Notes and the 2013 Notes will mature on June 15, 2011 and June 15, 2013, respectively.
The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Additional terms and conditions of the 2011 Notes and 2013 Notes are contained in Item 1.01 and are incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
On June 12, 2006, the Company agreed to sell $1.0 billion aggregate principal amount of the 2011 Notes and $1.0 billion aggregate principal amount of the 2013 Notes to Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc. in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Purchase Agreement also granted the Initial Purchasers an over-allotment option to purchase up to an additional $100 million aggregate principal amount of each of the 2011 Notes and 2013 Notes. The net proceeds from the offering, including $100 million aggregate principal amount of 2011 Notes pursuant to the Initial Purchasers’ exercise of the over-allotment option with respect to such notes, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $2.068 billion. The Initial Purchasers received an aggregate commission of $31.5 million in connection with the offering of the Notes.
The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
The Company offered and sold the warrants to the Hedge Participants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Hedge Participants in the warrant documents.

The Notes, the underlying Common Stock issuable upon conversion of the Notes and the warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.
Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.
Item 8.01. Other Events
The Company intends to use approximately $1.5 billion of the net proceeds from the offering described above to purchase shares of Common Stock, approximately $755 million of which was used to purchase shares contemporaneously with the closing of this offering through block trades with one or more of the Initial Purchasers and/or their affiliates, and the balance of which is expected to be purchased through Rule 10b5-1 plans, prior to the end of the Company’s September 2006 quarter. This repurchase amount is in addition to repurchases under the Company’s previously announced repurchase program, under which approximately $710 million remained authorized as of May 31, 2006. The remaining net proceeds will be added to the Company’s working capital and will be used for general corporate purposes, including repurchase of the 0.25% Convertible Subordinated Notes due 2013 issued by Veritas Software Corporation, a subsidiary of the Company, which may be put to the Company on August 1, 2006.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

4.01
Indenture related to the 0.75% Convertible Senior Notes, due 2011, dated as of June 16, 2006, between Symantec Corporation and U.S. Bank National Association, as trustee (including form of 0.75% Convertible Senior Note due 2011).

4.02
Indenture related to the 1.00% Convertible Senior Notes, due 2013, dated as of June 16, 2006, between Symantec Corporation and U.S. Bank National Association, as trustee (including form of 1.00% Convertible Senior Note due 2013).

4.03
Registration Rights Agreement, dated as of June 16, 2006, among Symantec Corporation and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, for themselves and the other Initial Purchasers.

10.01
Purchase Agreement, dated June 12, 2006, among Symantec Corporation and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, for themselves and the other Initial Purchasers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
	By:	/s/ Arthur F. Courville
Date: June 16, 2006		Arthur F. Courville
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

4.01
Indenture related to the 0.75% Convertible Senior Notes, due 2011, dated as of June 16, 2006, between Symantec Corporation and U.S. Bank National Association, as trustee (including form of 0.75% Convertible Senior Note due 2011).

4.02
Indenture related to the 1.00% Convertible Senior Notes, due 2013, dated as of June 16, 2006, between Symantec Corporation and U.S. Bank National Association, as trustee (including form of 1.00% Convertible Senior Note due 2013).

4.03
Registration Rights Agreement, dated as of June 16, 2006, among Symantec Corporation and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, for themselves and the other Initial Purchasers.

10.01
Purchase Agreement, dated June 12, 2006, among Symantec Corporation and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, for themselves and the other Initial Purchasers.